Exhibit 99.1

BioLife Solutions Announces Fourth Quarter and Full Year 2019 Financial Results

●	Fourth quarter revenue of $8.3 million, up 52% over the prior year
●	Full year revenue of $27.4 million, up 39% over the prior year
●	2020 revenue guidance of $48 million to $53 million; up 75% to 94% over 2019; expect to exit 2020 with an adjusted EBIDTA margin of 20% - 25%

Conference call begins today at 4:30 p.m. Eastern time

BOTHELL, Wash. (March 11, 2020) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of best-in-class bioproduction tools for cell and gene therapies, today reported financial results and operational highlights for the fourth quarter and full year ended December 31, 2019.

Mike Rice, BioLife CEO, commented, “2019 saw a remarkable transition for BioLife, as we transformed the business from a single product company to a multi-solution provider of class-defining bioproduction tools to the cell and gene therapy industry.

We posted record revenue of $27.4 million and record adjusted EBITDA of $5.7 million, driven by our 2019 acquisitions, which we believe confirms that our strategy to innovate and consolidate in this highly-fragmented industry is bearing fruit. In 2019, we gained nearly 200 new customers and confirmed our biopreservation media products were spec’d into 69 additional clinical trials. Our customer base includes most of the leading and late stage cell and gene therapy companies and with our 2019 acquisitions, we are currently serving a majority of the companies in the space with at least one product in our bioproduction tools portfolio. In addition to our products being embedded in the commercial shipments of YESCARTA® and ZOLGENSMA®, at least one of our portfolio products is spec’d into seven additional cell or gene therapies that could gain approval in 2020.

We believe that we have a tremendous opportunity to expand our product offering and grow revenue organically and from additional acquisitions of other innovative tools providers.”

2019 M&A Recap

●	April: Astero Bio; automated, water-free thawing products for biologic source material and manufactured cell and gene therapy products
●	August: SAVSU Technologies; class-defining cloud-connected, evo shipping containers and a SaaS for cold chain management of biologic source material and manufactured cell and gene therapy products
●	November: Custom Biogenic Systems (CBS); high capacity controlled rate freezers, liquid nitrogen storage tanks and related accessories

Revenue Highlights for the Fourth Quarter and Full Year 2019

●	Total revenue for the fourth quarter of 2019 increased to $8.3 million compared with $5.5 million for the fourth quarter of 2018, a year-over-year gain of 52%.

●	Total revenue for the year 2019 increased to $27.4 million compared with $19.7 million for the year 2018, a year-over-year gain of 39%.

●

Biopreservation media revenue was $5.2 million for the fourth quarter of 2019, a decrease of 5% compared with the fourth quarter of 2018. Two customers ordered $1 million less than their Q4 forecasts; the first was a direct cell therapy customer whose production demand was lower, so they consumed existing media inventory. The other was a large distributor. Despite this shortfall, revenue from this distributor was up 76% vs. 2018, and they shipped our media products to more than 1,700 customers in 2019. For the full year 2019, media revenue was $23.4 million, an increase of 18% over 2018. Two direct clinical stage customers were down $2.5 million vs. 2018. Excluding these two customers, our remaining biopreservation media customer revenue grew 44% over 2018.

●

Automated thaw revenue was $480,000 and $1.2 million for the fourth quarter and full year of 2019, respectively. Over 300 units of the ThawSTAR® vial products have been shipped since the acquisition in April 2019.

●

evo® revenue was $481,000 and $692,000 for the fourth quarter and full year of 2019, based on 4.5 months of BioLife’s ownership. For 2019, over 1,000 worldwide shipments were made and tracked utilizing the evo liquid nitrogen dewar and evo SaaS application.

●	Freezer revenue resulting from the November acquisition of CBS, totaled $2.1 million for the fourth quarter.

Additional Financial Highlights for the Fourth Quarter and Full Year 2019

GROSS MARGIN

●	Gross margin (GAAP) for the fourth quarter of 2019 was 62% compared with 69% in the fourth quarter of 2018. Adjusted gross margin (non-GAAP) for the fourth quarter was 65%.

●	Gross margin (GAAP) for the year 2019 was 68% compared with 69% for the year 2018. Adjusted gross margin (non-GAAP) for the year 2019 was 69%.

OPERATING EXPENSES

●

Operating expenses (GAAP) for the fourth quarter of 2019 were $6.3 million compared with operating expenses of $2.7 million for the fourth quarter of 2018. Adjusted operating expenses (non-GAAP) were $5.5 million for the fourth quarter of 2019.

●	Operating expenses (GAAP) for the year 2019 were $18.8 million compared with operating expenses of $9.9 million for the year 2018. Adjusted operating expenses (non-GAAP) were $17.1 million for 2019.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the fourth quarter of 2019 was $1.2 million compared with operating income of $1.0 million for the fourth quarter of 2018. Adjusted operating loss (non-GAAP) was $163,000 for the fourth quarter.

●	Operating loss (GAAP) for the year 2019 was $336,000 compared with operating income of $3.7 million for the year 2018. Adjusted operating income (non-GAAP) for the year 2019 was $1.8 million.

NET INCOME/LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

●

Net income attributable to common stockholders (GAAP) for the fourth quarter of 2019 was $481,000 compared with net income of $833,000 for the fourth quarter of 2018. Adjusted net loss (non-GAAP) was $74,000 for the fourth quarter of 2019 compared with $1.1 million in the fourth quarter of 2018.

●

Net income attributable to common stockholders (GAAP) for the year 2019 was $11.1 million, compared with a net income of $2.9 million for the year 2018. Adjusted net income (non-GAAP) for the year 2019 was $2.3 million compared with $3.6 million.

EARNINGS/(LOSS) PER SHARE

●

Earnings per share (GAAP) for the fourth quarter of 2019 were $0.02 on a fully diluted basis compared to earnings of $0.03 on a fully diluted basis for the fourth quarter of 2018. Adjusted EPS (non-GAAP) was zero on a fully diluted basis for the fourth quarter of 2019 compared with $0.04 in the fourth quarter of 2018.

●

Earnings per share (GAAP) for the year 2019 were $0.42 on a fully diluted basis compared to earnings of $0.12 on a fully diluted basis for the year 2018. Adjusted EPS (non-GAAP) was $0.08 on a fully diluted basis for 2019 compared with $0.15 in 2018.

EBITDA

●

EBITDA, a non-GAAP financial measure, for the fourth quarter of 2019 was negative $191,000 compared with positive $768,000 for the fourth quarter of 2018. Adjusted EBITDA (non-GAAP) for the fourth quarter of 2019 was $1.4 million compared with $1.5 million for the fourth quarter of 2018.

●

EBITDA, a non-GAAP financial measure, for the year 2019 was $10.8 million compared with $3.0 million for the year 2018. Adjusted EBITDA (non-GAAP) for the year 2019 was $5.7 million compared to $5.5 million in 2018.

2020 Financial Guidance

Our financial guidance for the full year 2020 is based on expectations for our existing business, and does not include any additional M&A activity, or any potential impact of COVID-19.

●

Revenue for 2020 is expected to be in the range of $48 million to $53 million, reflecting year-over-year revenue growth of 75% to 94%. Media revenue is expected to grow between 20% to 30% over 2019, and account for approximately 55% of total revenue. Freezer sales are expected to account for approximately 35% of total revenue, with automated thaw and evo product lines each accounting for approximately 5% of total revenue. We expect revenue in the first half of the year to represent 40% of the years total, with the remaining 60% realized in the second half of the year.

●	Gross margin for 2020 is expected to be in the range of 58% to 62%.

●	Operating expenses for 2020 are expected to be in the range of $28 to $30 million, which includes $2.8 million of intangible asset amortization expense.

●	We expect positive 2020 operating profit, net income and EBITDA, on a GAAP and non-GAAP basis. We expect to exit 2020 with an adjusted EBITDA (non-GAAP) margin of 20% to 25%.

Potential Impact of COVID-19 Coronavirus

The Seattle area, including the location of our corporate headquarters and our media production facility and warehouse, is currently the epicenter of the coronavirus outbreak in the US. We are following the recommendations of local health authorities to minimize exposure risk for our team members and visitors. We believe we have sufficient inventory to meet previously forecasted biopreservation media demand for the next six to nine months, and we are implementing various business continuity plans to reduce the potential impact of COVID-19. However, this is a dynamic situation, with an unknowable magnitude and duration. Our focus is on the health of our team members in all locations, and our ability to meet customer demand for our products.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. Eastern time today. To access the live webcast, please go to www.biolifesolutions.com/earnings/. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 9098230. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction tools. Our tools portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, and Custom Biogenic Systems high capacity storage freezers. For more information, please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 acquisitions, the company's ability to implement its business strategy and anticipated business and operations, in particular following its 2019 acquisitions, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, guidance for financial results in 2019 and 2020, including achieving adjusted operating profit, adjusted net income, EBITDA, adjusted EBITDA and cash flow from operations, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the company’s 2019 acquisitions, market adoption of the company’s products (including the company’s recently acquired products); the ability of the company’s 2019 acquisitions to be accretive on the company’s financial results; the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income, adjusted net income, adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating results and guidance, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue	$8,295	$5,456	$27,371	$19,742
Cost of sales	3,167	1,710	8,858	6,217
Gross profit	5,128	3,746	18,513	13,525
Gross profit %	62%	69%	68%	69%

Operating expenses
Research and development	1,700	315	4,120	1,298
Sales and marketing	1,940	637	4,975	2,615
General and administrative	2,499	1,751	9,078	5,950
Acquisition costs	402	––	940	––
Change in fair value of contingent consideration	(264)	––	(264)	––
Total operating expenses	6,277	2,703	18,849	9,863

Operating income (loss)	(1,149)	1,043	(336)	3,662

Total other income (expenses)	89	(150)	9,857	(396)

Net income before income taxes	(1,060)	893	9,521	3,266
Income taxes (benefit)	(1,541)	––	(1,541)	––
Net income after provision for taxes	481	893	11,062	3,266
Preferred stock dividends	––	(60)	––	(339)
Net income attributable to common shares	$481	$833	$11,062	$2,927

Basic net income (loss) per common share	$0.02	$0.04	$0.47	$0.15
Diluted net income (loss) per common share	$0.02	$0.03	$0.42	$0.12

Basic shares used to compute earnings per share	20,613,360	18,415,059	19,460,299	16,256,465
Diluted shares used to compute earnings per share	22,893,473	21,129,838	22,024,755	19,075,771

BIoLife Solutions, Inc.

Condensed Consolidated Balance Sheet Information

(In thousands)

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$6,448	$30,657
Accounts receivable, net	5,345	3,045
Inventories	11,121	3,509
Total current assets	24,177	37,564
Total assets	93,011	45,467

Total current liabilities	7,775	1,939
Total liabilities	9,985	2,319
Total Shareholders' equity	$83,026	$43,148

BIoLife Solutions, Inc.

Condensed Consolidated Statement of Cash Flows Information

(In thousands)

	Year Ended December 31,
	2019	2018
Cash provided by operating activities	$1,213	$2,348
Cash (used) by investing activities	(27,018)	(6,500)
Cash provided by financing activities	1,596	28,146
Net increase (decrease) in cash and equivalents	$(24,209)	$23,994

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP GROSS PROFIT	$5,128	$3,746	$18,513	$13,525
ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	234	––	389	––

ADJUSTED GROSS PROFIT	$5,362	$3,746	$18,902	$13,525

ADJUSTED GROSS MARGIN	65%	69%	69%	69%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP OPERATNG EXPENSES	$6,277	$2,703	$18,849	$9,863

ADJUSTMENTS TO OPERATING EXPENSES:
Acquisition and integration costs	(402)	––	(940)	––
Intangible amortization	(614)	––	(1,078)	––
Fair Value Adj of Contingent Consideration	264	––	264	––

ADJUSTED OPERATING EXPENSES	$5,525	$2,703	$17,095	$9,863

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP OPERATING INCOME (LOSS)	$(1,149)	$1,043	$(336)	$3,662

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	234	––	389	––
Acquisition and integration costs	402	––	940	––
Intangible amortization	614	––	1,078	––
FV Adj of contingent consideration	(264)	––	(264)	––

ADJUSTED OPERATING INCOME (LOSS)	$(163)	$1,043	$1,807	$3,662

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP (ADJUSTED) NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP NET INCOME	$481	$833	$11,062	$2,927

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	234	––	389	––
Acquisition and integration costs	402	––	940	––
Intangible amortization	614	––	1,078	––
Loss on disposal of assets	––	––	13	––
Loss on equity method investment	––	309	739	672
Gain on acquisition	––	––	(10,108)	––
Fair Value Adj of contingent consideration	(264)	––	(264)	––
Income tax (benefit)	(1,541)	––	(1,541)	––

ADJUSTED NET INCOME (LOSS)	$(74)	$1,142	$2,308	$3,599

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP NET INCOME PER SHARE - DILUTED	$0.02	$0.03	$0.42	$0.12

ADJUSTMENTS TO NET INCOME PER SHARE – DILUTED:
Inventory step-up charges	0.01	––	0.01	––
Acquisition and integration costs	0.02	––	0.04	––
Intangible amortization	0.02	––	0.04	––
Loss on disposal of assets	––	––	––	––
Loss on equity method investment	––	0.01	0.03	0.03
Gain on acquisition	––	––	(0.39)	––
Fair Value Adj of contingent consideration	(0.01)	––	(0.01)	––
Income tax (benefit)	(0.06)	––	(0.06)	––

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.00	$0.04	$0.08	$0.15

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP NET INCOME	$481	$833	$11,062	$2,927

ADJUSTMENTS:
Interest expense/(income), net	(89)	(159)	(502)	(276)
Tax expense (benefit)	(1,541)	––	(1,541)	––
Depreciation	344	94	718	338
Amortization	614	––	1,078	––
EBITDA	$(191)	$768	$10,815	$2,989

OTHER ADJUSTMENTS:
Acquisition and integration costs	402	––	940	––
Inventory step-up charges	234	––	389	––
Share-based compensation (non-cash)	1,222	388	3,129	1,519
Loss on disposal of assets	––	––	13	––
Loss from equity-method investment (SAVSU)	––	309	739	672
Preferred dividends	––	60	––	339
Gain on Acquisition	––	––	(10,108)	––
Fair Value Adj of Contingent Consideration	(264)	––	(264)	––

ADJUSTED EBITDA	$1,403	$1,525	$5,653	$5,519

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